                                                                   Exhibit 23.1

       REPORT ON SCHEDULE AND CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Kana Communications, Inc

The audits referred to in our report dated January 20, 2000, except as to Note 8, which is as of February 11, 2000, included the related financial statement schedule as of December 31, 1999, and for each of the years in the three-year ended December 31, 1999, included herein. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the joint proxy statement/prospectus.

                                              /s/ KMPG LLP

Mountain View, California

March 21, 2000